Exhibit 99.1

NeuBase Therapeutics Appoints Dr. Eric J. Ende to Board of Directors

PITTSBURGH and CAMBRIDGE, Mass., Jan. 5, 2022 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE) ("NeuBase" or the "Company"), a biotechnology platform company Drugging the Genome™ to address disease at the base level using a new class of precision genetic medicines, announced today the appointment of Eric J. Ende, M.D., to the Company's Board of Directors. Dr. Ende has nearly 25 years of experience in advising biotechnology and life sciences companies to optimize corporate strategy and structure and maximize shareholder value.

"Dr. Ende has the experience and perspective to recognize the opportunity ahead for NeuBase as it plans for the clinical development of its potentially transformational new class of precision genetic medicines," said Dietrich A. Stephan, Ph.D., Founder, CEO and Chairman of NeuBase. “We welcome Dr. Ende’s strategic insight as we begin to scale our therapeutic candidate pipeline from our new precision genetic medicines platform technology. In addition to his broad experience, he also shares in our Company’s goal of helping millions of patients with both common and rare conditions that currently have limited or no treatment options.”

"I believe NeuBase has a game-changing technology that overcomes the limitations of early precision genetic medicines by delivering mutation selectivity, repeat dosing, and systemic administration in a modular precision medicine platform with the potential to efficiently scale to treat a wide variety of diseases that are currently undruggable,” said Dr. Ende. “I look forward to working closely with NeuBase’s leadership team and Board of Directors to elevate strategy and operations in order to create exceptional value for patients and shareholders.”

Dr. Ende currently is the President of Ende BioMedical Consulting Group. He also is a member of the Board of Directors of Matinas BioPharma, where he is the Chairman of the Compensation Committee and serves on the Audit and the Nomination & Governance Committees, and of Avadel plc, where he is the Chairman of the Nomination & Corporate Governance Committee and serves on the Audit and Compensation Committees. Dr. Ende previously served on the Board of Directors of Progenics (acquired by Lantheus Holdings) and Genzyme (acquired by Sanofi-Aventis for $20 billion). During his time on Genzyme's Board of Directors, Dr. Ende was a member of the Audit and Risk Management Committees. Prior to Genzyme, Dr. Ende was a biotechnology analyst, previously serving at Merrill Lynch, BofA Securities, and Lehman Brothers. Dr. Ende received an M.B.A. from NYU Stern School of Business, an M.D. from the Icahn School of Medicine at Mount Sinai, and a B.S. in biology and psychology from Emory University.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines that Drug the Genome™. The Company’s therapies are built on a proprietary platform called PATrOL™ that encompasses a novel peptide-nucleic acid antisense oligonucleotide technology combined with novel delivery shuttles that overcome many of the hurdles to selective mutation engagement, repeat dosing, and systemic delivery of genetic medicines. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular, and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions, who currently have limited to no treatment options. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, those related to, among other statements, the Company’s new class of precision genetic medicines and technologies. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the risks that prior data will not be replicated in future studies; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Source: NeuBase Therapeutics, Inc.

NeuBase Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

OP: (617) 430-7576

NeuBase Media Contact:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

(858) 344-8091

jessica@litldog.com